UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CENTRAL PACIFIC FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

HAWAII	99-0212597
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

220 SOUTH KING STREET
HONOLULU, HAWAII 96813
(Address, including zip code, of principal executive office)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Common Stock, no par value Preferred Share Purchase Rights	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐.

Securities to be registered pursuant to Section 12(g) of the Act:
None

This Form 8-A/A amends and supplements the Form 8-A filed by Central Pacific Financial Corp., formerly known as CPB, Inc. (the “Company”) on December 12, 2002 (the “Form 8-A”).

Item 1	Description of Registrant’s Securities to be Registered

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On August 25, 2008, the Company and Wells Fargo Bank N.A.,as successor rights agent, entered into Amendment One (the “Amendment”) to the Rights Agreement, dated as of August 26, 1998 (the “Rights Agreement”) by and between the Company and ChaseMellon Shareholder Services L.L.C., as rights agent.

The Amendment extends the expiration date of the Company’s preferred stock purchase rights issued under the Rights Agreement from August 26, 2008, to August 26, 2009. The Rights Agreement is filed as Exhibit 4.1 to the Company’s registration statement on Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on September 16, 1998 and is incorporated herein by reference. The Amendment is filed as Exhibit 4.1 to Form 8-K, filed with the SEC on August 26, 2008 and is incorporated herein by reference. The foregoing description of the Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2	Exhibits

Item 2 of the Form 8-A is hereby amended and supplemented by adding the following:

4.5
Amendment One to Rights Agreement, dated as of August 26, 2008, by and between Central Pacific Financial Corp. and Wells Fargo Bank, N.A.. (incorporated by reference from Exhibit 4.1 of Form 8-K, File 0-10777, filed on August 26, 2008)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTRAL PACIFIC FINANCIAL CORP.

Date: August 26, 2008	By:	/s/ Glenn K.C. Ching
	Name: Title:	Glenn K.C. Ching Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.5
Amendment One to Rights Agreement, dated as of August 26, 2008, by and between Central Pacific Financial Corp. and Wells Fargo Bank, N.A.. (incorporated by reference from Exhibit 4.1 of Form 8-K, File 0-10777, filed on August 26, 2008)